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                                                                   Exhibit 10.21

                      Amendment to Stock Option Agreement
                         Xpedior Stock Incentive Plan

     THIS AMENDMENT (the "Amendment") is entered into by and between Peter T. Dameris ("Employee") and Xpedior Incorporated, a Delaware corporation (the "Company"), effective as of July 21, 2000 (the "Effective Date").

     WHEREAS, Employee and Company are parties to that certain nonstatutory stock option agreement dated August 12, 1999 (the "Option Agreement"), evidencing a grant of an option (the "Option") to purchase shares of common stock of the Company pursuant to the Xpedior Stock Incentive Plan (the "Plan"); and

     WHEREAS, effective as of June 15, 2000, a Corporate Change and a Change of Control (each as defined in the Plan) occurred by reason of the merger of PSINet Consulting Solutions Holdings, Inc. (formerly Metamor Worldwide, Inc.) with and into a subsidiary of PSINet Inc.; and

     WHEREAS, Company and Employee now desire to amend the Option Agreement to extend the period of time following such Corporate Change or Change of Control during which an involuntary termination of Employee's employment without Cause (as defined in the Plan) or a termination of Employee's employment for Good Reason (as defined in the Plan) will cause Employee to be 100% vested in the Option pursuant to Section 4.4 of the Option Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, Company and Employee agree that the Option Agreement shall be amended as follows:

     1. Section 4.4 of the Option Agreement shall be amended by (i) substituting "twenty-six months" for "one year" in Subsection 4.4.1 of such Section and (ii) substituting "twenty-six months" for "one year" in Subsection
4.4.1 of such Section.

     2.  As amended hereby, the Option Agreement is ratified and affirmed.

     Executed this _____ day of _____________, 2000, to be effective as of the Effective Date.

                                       Xpedior Incorporated


                                       By: /s/
                                           --------------------------
                                       Title:
                                             ------------------------

                                       Employee


                                       /s/ Peter T. Dameris
                                       ------------------------------
                                       Peter T. Dameris